UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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UNITED STATES LIME & MINERALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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United States Lime & Minerals, Inc.
5429 LBJ Freeway, Suite 230
Dallas, Texas 75240

April 3, 2009

Dear Shareholders:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders at 10:00 a.m. local time on Friday, May 1, 2009, at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas, 75240. Please refer to the back of this letter for directions. The meeting will be preceded by an informal reception starting at 9:30 a.m., at which you will have an opportunity to meet our directors and officers.

Enclosed with this letter is a Notice of the Annual Meeting, proxy statement, and proxy card. Whether or not you plan to attend the meeting, it is important that your shares be represented. I urge you to complete, sign, date, and mail the enclosed proxy card at your earliest convenience, or use Internet or telephone voting according to the instructions on the proxy card. If you attend the meeting, you may revoke your proxy by voting in person. You may also revoke your proxy at any time before it is voted at the meeting by submitting to us a written notice of revocation, or you may submit a signed proxy card with a later date or vote through the Internet or by telephone at a later date.

I look forward to meeting and speaking with you at the annual meeting on May 1, 2009.

Sincerely,

Timothy W. Byrne
President and Chief Executive Officer

Enclosures

United States Lime & Minerals, Inc.

Directions to the 2009 Annual Meeting of Shareholders

Friday, May 1, 2009, at 10:00 a.m.

Crowne Plaza Suites
7800 Alpha Road
Dallas, Texas 75240

Directions from Dallas-Ft. Worth Airport:

•	Take the North exit from the Airport

•	East on I-635 (Lyndon B. Johnson Freeway)

•	Exit at Coit Road, turning North (left) onto Coit

•	Turn left at first intersection onto Alpha Road

•	Hotel entrance is on the left before junction with Blossomheath Road

Directions from Downtown Dallas:

•	North on North Central Expressway (U.S. 75)

•	Exit at Coit Road (exit passes over U.S. 75 and joins Coit)

•	Continue North on Coit until you cross over I-635 (Lyndon B. Johnson Freeway)

•	Turn left at first intersection onto Alpha Road

•	Hotel entrance is on the left before junction with Blossomheath Road

PROXY STATEMENT
INTRODUCTION
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
SHAREHOLDINGS OF COMPANY DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL 1: ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards
Option Exercises and Stock Vested
Outstanding Equity Awards at Fiscal Year-End
Equity Compensation Plan Information
Employment Agreement
Potential Payments Upon Termination or Change of Control
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION OF DIRECTORS
PROPOSAL 2: APPROVAL OF THE UNITED STATES LIME & MINERALS, INC. AMENDED AND RESTATED 2001 LONG-TERM INCENTIVE PLAN
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
OTHER MATTERS

UNITED STATES LIME & MINERALS, INC.
5429 LBJ Freeway
Suite 230
Dallas, Texas 75240

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 1, 2009

To the Shareholders of
  United States Lime & Minerals, Inc.:

Notice is hereby given that the 2009 Annual Meeting of Shareholders of United States Lime & Minerals, Inc., a Texas corporation (the “Company”), will be held on Friday, the 1st day of May, 2009, at 10:00 a.m. local time, at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas 75240 (the “Annual Meeting”), for the following purposes:

1. To elect five directors to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified;

2. To vote upon a proposal to approve the United States Lime & Minerals, Inc. Amended and Restated 2001 Long-Term Incentive Plan; and

3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 20, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of such shareholders will be available for inspection during usual business hours for ten days prior to the Annual Meeting at the corporate office of the Company in Dallas, Texas.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not they plan to attend the Annual Meeting, shareholders are urged to complete, sign, and date the accompanying proxy card and to return it promptly in the postage-paid return envelope provided or use Internet or telephone voting according to the instructions on the proxy card. A shareholder who has given a proxy may revoke the proxy by attending the Annual Meeting and voting in person, by sending the Company a written notice of revocation, by submitting a signed proxy card with a later date or by voting through the Internet or by telephone at a later date.

By Order of the Board of Directors,

Timothy W. Byrne
President and Chief Executive Officer

Dallas, Texas
April 3, 2009

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting of Shareholders To Be Held on May 1, 2009: The Company’s 2009 Proxy Statement and 2008 Annual Report to Shareholders, including the Company’s 2008 Annual Report on Form 10-K, are available at http://uslm.com/news.htm.

UNITED STATES LIME & MINERALS, INC.
5429 LBJ Freeway
Suite 230
Dallas, Texas 75240

PROXY STATEMENT
FOR
2009 ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 1, 2009

INTRODUCTION

The accompanying proxy card, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of United States Lime & Minerals, Inc., a Texas corporation (the “company,” “we,” “us” or “our”), for use at our 2008 Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying Notice. The approximate date on which this proxy statement and the proxy card were first sent to our shareholders is April 3, 2009.

Shares of our common stock, par value $0.10 per share, represented by valid proxy cards, duly signed, dated, and returned to us, or voted through the Internet or by telephone according to the instructions on the proxy card, and not revoked, will be voted at the annual meeting in accordance with the directions given. In the absence of directions to the contrary, such shares will be voted:

FOR the election of the five nominees named in the proxy card to our Board of Directors; and

FOR approval of the United States Lime & Minerals, Inc. Amended and Restated 2001 Long-Term Incentive Plan.

If any other matter is properly brought before the annual meeting for action at the meeting, which is not currently anticipated, the persons designated to serve as proxies will vote on such matters in accordance with their best judgment.

Any shareholder may revoke a proxy at any time before it is voted at the annual meeting by attending the meeting and voting in person, by giving written notice of revocation to us addressed to Timothy W. Byrne, President and Chief Executive Officer, United States Lime & Minerals, Inc., 5429 LBJ Freeway, Suite 230, Dallas, Texas 75240, by submitting a signed proxy card with a later date or by voting through the Internet or by telephone on a later date according to the instructions on the proxy card. However, no such revocation will be effective unless such revocation has been received by us before the proxy is voted at the annual meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Only holders of record of our common stock at the close of business on March 20, 2009, the record date for the annual meeting, are entitled to notice of and to vote at the meeting or any adjournment thereof. The presence of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum. On the record date for the meeting, there were issued and outstanding 6,354,409 shares of our stock. At the meeting, each shareholder of record on March 20, 2009 will be entitled to one vote for each share registered in such shareholder’s name on the record date.

The following table sets forth, as of March 20, 2009, information with respect to shareholders known to us to be the beneficial owners of more than five percent of our issued and outstanding shares:

Name and Address	Number of Shares		Percent
of Beneficial Owner	Beneficially Owned		of Class

Inberdon Enterprises Ltd. 1020-789 West Pender Street Vancouver, British Columbia Canada V6C 1H2(1)	3,668,033	(1)	57.72	%(1)
Robert S. Beall 5300 Miramar Lane Colleyville, Texas 76034	674,997	(2)	10.62	%(2)
Brown Advisory Holdings, Incorporated 901 South Bond Street, Suite 400 Baltimore, Maryland 21231	687,361	(3)	10.82	%(3)

(1)	Inberdon Enterprises Ltd. (“Inberdon”) is principally engaged in the acquisition and holding of securities of aggregate producing companies located in North America. All of the outstanding shares of Inberdon are held, indirectly through a number of private companies, by Mr. George M. Doumet. The number and percent of shares beneficially owned by Inberdon is based on our records as of March 20, 2009 and includes 189,643 shares held by Credit Trust, S.A.L., an affiliate of Inberdon.

(2)	In the case of Robert S. Beall, based on his Form 13G/A filed on February 12, 2009 reporting his beneficial ownership as of December 31, 2008. Assuming Mr. Beall continued to beneficially own 674,997 shares on March 20, 2009, such shares would represent 10.62% of the class as of such date.

(3)	In the case of Brown Advisory Holdings Incorporated (“Brown Advisory”), based on its Schedule 13G/A filed on February 17, 2009 reporting its beneficial ownership as of December 31, 2008. According to the Schedule 13G/A, 686,361 shares, over which Brown Advisory has shared dispositive power, are owned by clients of Brown Advisory Securities, LLC, a broker-dealer and investment adviser. Assuming Brown Advisory continued to beneficially own 687,361 shares on March 20, 2009, such shares would represent 10.82% of the class as of such date.

SHAREHOLDINGS OF COMPANY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the number of shares beneficially owned, as of March 20, 2009, by each of our directors and named executive officers individually and by all directors and executive officers as a group:

	Number of Shares		Percent
Name	Beneficially Owned(1)		of Class

Timothy W. Byrne	79,306	(2)(3)(4)	1.24%
Richard W. Cardin	9,933	(3)	(6)
Antoine M. Doumet	12,000	(3)(5)	(6)
Wallace G. Irmscher	5,548	(3)	(6)
Edward A. Odishaw	4,000	(3)	(6)
Billy R. Hughes	40,064	(2)(3)	(6)
David P. Leymeister	2,303	(4)	(6)
M. Michael Owens	16,794	(3)(4)	(6)
Russell W. Riggs	11,374	(3)(4)	(6)
All Directors and Executive Officers as a Group (9 persons)	181,322	(2)(3)(4)	2.82%

(1)	All shares are directly held with sole voting and dispositive power unless otherwise indicated.

(2)	Includes 6,845 and 3,860 shares allocated to Messrs. Byrne and Hughes, respectively, under our 401(k) plan.

(3)	Includes the following shares subject to stock options exercisable within the next 60 days granted under our 2001 Long-Term Incentive Plan (“2001 plan”): Mr. Byrne, 22,500; Mr. Cardin, 2,000; Mr. Doumet, 12,000; Mr. Irmscher, 2,000; Mr. Odishaw, 4,000; Mr. Hughes, 7,157; Mr. Owens, 7,500; and Mr. Riggs, 7,500.

(4)	Includes the following shares of restricted stock granted under our 2001 plan that were not vested as of March 20, 2009: Mr. Byrne, 7,500; Mr. Leymeister, 2,100; Mr. Owens, 1,650; and Mr. Riggs, 2,700.

(5)	Mr. Doumet is the brother of Mr. George M. Doumet, who indirectly owns all of the outstanding shares of Inberdon.

(6)	Less than 1%.

PROPOSAL 1: ELECTION OF DIRECTORS

Five directors, constituting our entire board of directors, are to be elected at the annual meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. All of the nominees are currently directors and have been recommended for re-election by the nominating and corporate governance committee of the board and nominated by the board.

Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the annual meeting. Our Restated Articles of Incorporation prohibit cumulative voting for the election of directors. All duly submitted and unrevoked proxies will be voted FOR the nominees selected by our board except where authorization to so vote is withheld. Votes withheld and broker non-votes are not counted in the election of directors.

The nominating and corporate governance committee and our board unanimously recommend that all shareholders vote FOR the election of all such nominees. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated to serve as proxies will have full discretion to vote for another person nominated by the board.

NOMINEES FOR DIRECTOR

The five nominees for director are named below. Each has consented to serve as a director if elected. Set forth below is pertinent information with respect to each nominee:

Timothy W. Byrne

Mr. Byrne, age 51, rejoined us on December 8, 2000 as our President and Chief Executive Officer, positions he previously held during 1997 and 1998. Mr. Byrne has served as a director since 1991, and served in various positions, including Senior Vice President and Chief Financial Officer and Vice President of Finance and Administration, from 1990 to 1998. Prior to rejoining us in 2000, Mr. Byrne was president of Rainmaker Interactive, Inc., an Internet services and communications company focused on strategy, marketing, and technology.

Richard W. Cardin

Mr. Cardin, age 73, has served as a director since August 1998. He retired as a partner of Arthur Andersen LLP in 1995, having spent 37 years with that firm. He was office managing partner with Arthur Andersen LLP in Nashville, Tennessee from 1980 until 1994. He is a member of the board of directors of Atmos Energy Corporation, a natural gas utility company, and was, until the corporation was sold in November 2006, a member of the board of directors of Intergraph Corporation, a global provider of spatial information management software and services.

Antoine M. Doumet

Mr. Doumet, age 49, has served as a director since July 1993, as Chairman of the Board since May 2005 and as Vice Chairman from July 1993 until May 2005. He is a private businessman and investor. From 1989 to 1995, he served as a director of MELEC, a French electrical engineering and contracting company. From 1988 to 1992, Mr. Doumet served as vice president and a director of Lebanon Chemicals Company. Mr. Doumet is the brother of Mr. George M. Doumet, who indirectly owns all of the outstanding shares of Inberdon.

Wallace G. Irmscher

Mr. Irmscher, age 86, has served as a director since July 1993. He was a senior executive with 44 years of diversified experience in the construction and construction materials industry. From 1995 to 2003, Mr. Irmscher served as a director of N-Viro International Corporation, a company involved in the recycling of industrial waste. He also serves as an advisory board member of U.S. Concrete, Inc., a producer of construction materials. He is past chairman of the American Concrete Paving Association (ACPA) and is presently a board member of the National Ready Mix Concrete Association (NRMCA). Mr. Irmscher has performed consulting services for various companies in the cement, construction and environmental industries.

Edward A. Odishaw

Mr. Odishaw, age 73, has served as a director since July 1993, as Vice Chairman of the Board since May 2005 and as Chairman from July 1993 until May 2005. Mr. Odishaw is chairman of Austpro Energy Corporation, a public Canadian corporation. Between 1964 and 1999, he practiced law in Saskatchewan and British Columbia, Canada, with emphasis on commercial law, corporate mergers, acquisitions, and finance. Between 1992 and 1999, Mr. Odishaw was a barrister and solicitor with the law firm of Boughton Peterson Yang Anderson, located in Vancouver, Canada. From 1972 to 1992, Mr. Odishaw was a barrister and solicitor with the law firm of Swinton & Company, Vancouver, Canada. Mr. Odishaw holds directorships in numerous companies in Canada. Mr. Odishaw is a member in good standing of the Law Society of British Columbia and is a non-practicing member of the Law Society of Saskatchewan.

EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS

David P. Leymeister

Mr. Leymeister, age 54, joined us in January 2008 as our Vice President — Sales & Marketing and was appointed an executive officer in March 2008. He has over 30 years of sales experience, including 12 years in sales management. From January 2003 until he joined us, Mr. Leymeister was vice president of sales for Steelscape, a coated sheet steel producer on the west coast. Prior to January 2003, he held various sales and sales management positions within Bethlehem Steel.

M. Michael Owens

Mr. Owens, age 55, joined us in August 2002 as our Vice President and Chief Financial Officer, Secretary and Treasurer. He has over 30 years of financial and accounting experience. Prior to joining us, Mr. Owens was vice president — finance at Sunshine Mining and Refining Company, a silver mining company. Mr. Owens held various financial and accounting officer positions with Sunshine from 1983 to 2002.

Russell W. Riggs

Mr. Riggs, age 51, joined us in January 2006 as our Vice President — Production and was appointed an executive officer in February 2006. He has over 25 years of experience in the lime and limestone industry. During 2005, he acted as a consultant for various engineering companies, and also as a project manager for a specialty minerals based company. Prior to 2005, Mr. Riggs held various plant and operations management positions with Chemical Lime Company.

CORPORATE GOVERNANCE

We have adopted corporate governance practices in accordance with the listing standards of the Nasdaq Global Market and commensurate with our size.

Our board of directors consists of five directors. Upon the recommendation of the Nominating and Corporate Governance Committee, the board has determined that Messrs. Odishaw, Cardin, Doumet and Irmscher are independent within the meaning of Nasdaq rules. In making the determination that Mr. Doumet is independent, the committee and the board considered the fact that Mr. Doumet is the brother of Mr. George M. Doumet, who indirectly owns all of the outstanding shares of Inberdon. The fifth director is Mr. Byrne, our President and Chief Executive Officer.

The board meets at least four times each year, and more frequently as required, and is responsible for supervising the management of the business and affairs of the company, including the development of our major policy and strategy. The board has a standing Executive Committee, Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee.

During the year ended December 31, 2008, the Board held four meetings, the Executive Committee held one meeting, the Nominating and Corporate Governance Committee held one meeting, the Audit Committee held seven meetings and the Compensation Committee held four meetings. During the year ended December 31, 2008, each director attended at least 75% of the aggregate of (a) the total number of meetings held by the board and (b) the total number of meetings held by all committees on which he served. The board has a policy encouraging each director to attend our annual meeting of shareholders, and all of our directors attended the 2008 annual meeting. The board also has a policy that, in conjunction with each regularly scheduled meeting of the board, the independent directors will meet in executive session.

Governance responsibilities are undertaken by the board as a whole, with certain specific responsibilities delegated to the four committees as described below:

•	Our Executive Committee is composed of Messrs. Doumet (Chairman), Byrne and Odishaw. Within the policy and strategic direction provided by the board, the Executive Committee may exercise all of the powers of the board, except those required by law, regulation or Nasdaq listing standards to be exercised by the full board, or another committee of the board, and is required to report to the Board on all matters considered and actions taken since the last meeting of the full board.

•	Our Nominating and Corporate Governance Committee (the “Nominating Committee”) is composed of Messrs. Doumet (Chairman), Cardin, Irmscher and Odishaw, each of whom is an independent director. The primary purposes of the Nominating Committee are to identify and recommend individuals to serve as members of the board, to recommend to the board the duties, responsibilities, and members of each committee, and to assist the board with other matters to ensure effective corporate governance, including making independence and other determinations related to director qualifications. The Nominating Committee is responsible for administering the board’s procedures for consideration of director nominees from shareholders and the board’s process for shareholder communications with directors. The Nominating Committee will consider qualified candidates for nomination for election to the board recommended by our directors, officers and shareholders. In considering all such candidates, the Nominating Committee will take into account the candidate’s qualifications and the size, composition and needs of the board, in the following areas of experience, judgment, expertise, and skills: our industries; accounting and finance; business judgment; management; leadership; business strategy; risk management; and corporate governance. All candidates should have a reputation for integrity, have experience in positions with a high degree of responsibility, be leaders in the companies, institutions, or professions with which they have been affiliated, and be capable of making a contribution to the company. Shareholders wishing to recommend a director candidate for consideration by the Nominating Committee should send all relevant information with respect to the individual to the chairman of the Committee in care of our secretary. Shareholders and other interested persons who wish to contact our directors on other matters should contact our secretary. Our secretary, who may be contacted by mail at our corporate address or by e-mail at uslime@uslm.com, forwards communications to the director(s) as addressed in such communication. The Nominating Committee has adopted a written charter, which is available on our website located at http://uslm.com/corpgov.htm. The Nominating Committee reviews and assesses the adequacy of its charter on an annual basis.

•	Our Audit Committee is composed of Messrs. Cardin (Chairman), Irmscher and Odishaw. Upon recommendation of the Nominating Committee, our board has determined that each member of the Audit Committee is independent and meets the other qualification standards set by law, regulation and applicable Nasdaq listing standards. Based on his past education, employment experience, and professional certification in public accounting, the board has determined that Mr. Cardin qualifies as an audit committee financial expert as defined by the Securities and Exchange Commission (the “SEC”). The Audit Committee oversees the company’s financial reporting process on behalf of the board and is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm (“independent auditors”). The Audit Committee is also responsible for overseeing the administration of our Code of Business Conduct and Ethics, which is available on our website located at http://uslm.com/corpgov.htm; reviewing and approving all related-party transactions; and administering our procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting control and auditing matters and for the confidential anonymous submission by our employees of concerns regarding questionable accounting or auditing matters, including our “whistleblower” procedures. Under our Code of Business Conduct and Ethics and our Audit Committee charter, we have written policies and procedures for the review and approval of related-party transactions. Proposed transactions with related persons and other transactions, arrangements or relationships involving a director or executive officer that may involve potential conflicts of interest are to be submitted in advance to the Audit Committee for its review and approval, with any involved director or executive officer playing no role in the investigation and consideration of the matter. In considering whether to approve any such related-party transaction, including with Inberdon or Mr. Beall or their affiliates, the Audit Committee would consider whether the transaction was in the best interests of the company and all of its shareholders; whether the same or a similar transaction were available to the company from unrelated third parties on equal or better terms; and whether the terms of the related-party transaction were negotiated at arms’-length and were at least as favorable to the company as any other reasonably available transaction with another party. Advice from independent advisors, including formal fairness opinions, would be sought where appropriate. The Audit Committee has adopted a written charter, which is available on our website located at http://uslm.com/corpgov.htm. The Audit Committee reviews and assesses the adequacy of the charter on an annual basis. The Report of the Audit Committee is set forth below.

•	Our Compensation Committee is composed of three independent directors, Messrs. Odishaw (Chairman), Doumet and Irmscher. The Compensation Committee is responsible for the evaluation, approval, and administration of salary, incentive compensation, bonuses, benefit plans, and other forms of compensation for our officers and directors. The Compensation Committee is responsible for administering the 2001 plan. The Report of the Compensation Committee is set forth below.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of three independent directors as defined under the applicable rules of the Nasdaq Global Market, Section 10A(m)(3) of the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Committee oversees the company’s financial reporting process on behalf of the board of directors. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the company’s independent registered public accounting firm (“independent auditors”). Management has primary responsibility for the company’s financial statements and reporting process, including the company’s systems of internal control. Grant Thornton LLP, the company’s independent auditors, is responsible for performing an independent audit of the company’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board, and expressing an opinion, based on its audit, as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, U.S. Auditing Standards No. 380, Auditors Communications with Those Charged with Governance, and Rule 2-07 of Regulation S-X, Communications with Audit Committees. In addition, the Audit Committee has received from the independent auditors the written disclosures concerning independence required by the Public Company Accounting Oversight Board and discussed with them their independence from the company and its management. The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the company is compatible with the auditors’ independence.

The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended, and the board of directors approved, the inclusion of the company’s audited financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors,

Richard W. Cardin, Chairman
Wallace G. Irmscher
Edward A. Odishaw

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our board has the responsibility for administering our executive officer compensation program. The committee reviews and, as appropriate, makes recommendations to the full Board regarding the base salaries and annual cash bonuses for executive officers, and administers our 2001 plan, including the grant of stock options and shares of restricted stock. Where appropriate, we have also entered into employment agreements with certain executive officers.

Compensation Philosophy and Objectives.  Our principal executive compensation policy, which is endorsed by the committee, is to provide an executive officer compensation program that will attract, motivate and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the company and our shareholders. In administering the executive officer compensation program, the committee is mindful of the following principles and guidelines, which are supported by the full board:

•	Base salaries for executive officers should be competitive.

•	A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of our shareholders.

•	The variable part of annual compensation should reflect both individual and corporate performance.

•	As a person’s level of responsibility increases, a greater portion of total compensation should be at risk and include more stock-based compensation to provide executives long-term incentives and help to align further the interests of executives and shareholders in the enhancement of shareholder value.

Our executive officers’ compensation currently has three primary components: base salary, annual cash bonuses and stock-based awards granted pursuant to our 2001 plan. In addition, executive officers may receive certain benefits that are specifically provided for in their employment agreements or are generally available to all salaried employees. We do not have any defined benefit pension plans, nonqualified deferred compensation arrangements or supplemental retirement plans for our executive officers.

The committee has not engaged an outside compensation consultant, but the company has utilized a compensation benchmarking tool provided by Equilar, Inc. Although the committee does not employ benchmarking, this tool allows comparison of the compensation of our executive officers with that of other comparable size non-durable manufacturing companies.

For each executive officer, the committee determines the appropriate level for each compensation component based in part, but not exclusively, on its view of competitive market factors, internal equity and consistency, and other considerations deemed relevant, such as rewarding extraordinary performance. Our President and Chief Executive Officer provides the committee with recommendations for executive officers other than himself, which the committee reviews and approves as submitted or with revisions, if any. The committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of cash compensation, and has not sought to formally benchmark our compensation against that of any other companies.

Base Salaries.  The committee determines levels of our executive officers’ base salaries so as to be competitive with amounts paid to executives performing similar functions in comparable size non-durable manufacturing companies. The amount of each executive officer’s annual increase in base salary, if any, is based on a number of largely subjective factors, including changes in the individual’s duties and responsibilities, the personal performance of such executive officer, the performance of the company, cost-of-living increases, and such other factors as the committee deems appropriate, including the individual’s overall mix between fixed and variable compensation and between cash and stock-based compensation. In the case of Messrs. Byrne and Hughes, their base salaries could not be below $250,000 and $80,000, respectively, the minimums required by their then-current employment agreements. Mr. Hughes retired, and his employment agreement expired, in February 2009.

Salary increases for Messrs. Byrne, Hughes, Owens and Riggs in 2008 were 5.17%, 0%, 3.70% and 7.63%, respectively. Mr. Leymeister began work with us in January 2008. The salary increase for Mr. Byrne was 5.45% effective in 2009. Salary increases for the remaining executive officers in 2009 have not yet been determined. In determining salary increases, the primary factors considered are the executive officers’ individual performances, the growth of the company, changes in their duties and responsibilities and the cost-of-living.

Annual Cash Bonuses.  Each of our executive officers is eligible to receive annual cash bonuses based on discretionary determinations made by the committee. Except in the case of Mr. Byrne, in prior years through 2008 we had not adopted a formal or informal annual bonus arrangement with preset performance goals. Rather, the committee’s determination to pay a cash bonus, if any, is made after the year end based on the committee’s subjective judgment with respect to the past performance of the company and the individual or on the attainment of nonquantified performance goals during the year. In either such case, the bonus may be based on the specific accomplishments of the individual or on the overall success of the company. Discretionary bonuses are paid after our earnings for the applicable year are released. The discretionary bonuses for 2008 paid in 2009 were awarded based on the continued growth of the company and each executive officer’s individual performance and accomplishments during 2008 and are reflected in the Summary Compensation Table.

In the case of Mr. Byrne, in addition to the possibility of a discretionary cash bonus in the subjective judgment of the committee, Mr. Byrne’s prior employment agreement provided for objective annual cash bonuses based on our EBITDA (earnings before interest, taxes, depreciation, and amortization) compared to certain EBITDA levels set forth in Mr. Byrne’s agreement for each of 2006, 2007 and 2008, beginning at a bonus of $100,000 if EBITDA was $17,000,000 and increasing $50,000 for each $500,000 increase in EBITDA up to a maximum of the greater of $250,000 or his base salary at December 31 of the year in respect of which the EBITDA bonus was being paid if EBITDA exceeded $18,500,000.

Effective January 1, 2009, the company and Mr. Byrne entered into an amended and restated employment agreement, which included a cash performance bonus award agreement as Exhibit A thereto (the “2009 agreement”). Pursuant to the 2009 agreement, and subject to shareholder approval of the amendment and restatement of the 2001 plan at the annual meeting, Mr. Byrne is entitled to an objective annual cash bonus opportunity based on our EBITDA (computed without regard to the effects of any awards granted under the plan) of $100,000 if EBITDA is $22,000,000; $175,000 if EBITDA is $25,000,000; $250,000 if EBITDA is $27,000,000; $300,000 if EBITDA is $29,000,000; and the greater of $350,000 or his base salary at the start of the performance year if EBITDA is equal to or greater than $31,000,000, for each year while he is employed under his new employment agreement. Any such bonuses are prorated between breakpoints. Under the 2009 agreement, Mr. Byrne is also entitled to a proportional EBITDA cash bonus opportunity under certain circumstances if his employment with us terminates during the second half of a performance year.

If our shareholders do not approve the amendment and restatement of our 2001 plan at the annual meeting, Mr. Byrne will not be entitled to any EBITDA cash bonus award opportunities under the plan. See “Proposal 2: Approval of the United States Lime & Minerals, Inc. Amended and Restated 2001 Long-Term Incentive Plan” below.

Stock-Based Awards.  The committee also administers our 2001 plan to provide stock-based incentives to our key employees, including executive officers. As noted above, we are proposing to amend and restate the 2001 plan.

Grants of stock options, shares of restricted stock, and other possible stock-based compensation are based on each individual’s position within the company, level of responsibility, past performance, and expectation of future performance. In determining the number of stock-based awards to be granted to each executive officer, the committee also considers the number of stock-based awards made in prior years to the executive officer.

Grants of stock-based awards to Mr. Byrne are made on the last business day of the calendar year as set forth in his employment agreement. Grants to other executive officers are made on or soon after the date that our earnings for the preceding calendar year are released. The committee also may make grants to executive officers at other times during the year in connection with new hires or promotions. The exercise price for stock options is set at the closing per share market price of our common stock on the date of grant.

Our stock-based compensation policies have been impacted by the implementation of SFAS 123(R), which we adopted effective January 1, 2006. Generally, SFAS 123(R) requires all stock-based payments to employees and directors, including grants of stock options and restricted stock, to be expensed based on their fair values over the vesting period. In December 2006, the committee determined that the amount required to be expensed for stock options was significantly greater than the amount of benefit optionees perceived they were receiving, especially in light of the increase in the price of our stock in recent years. Based on a review by the committee and management of recent trends in executive compensation, the fact that stock options are comparatively more dilutive to earnings than restricted stock, as well as the effects of SFAS 123(R) noted above, the committee decided to change the stock-based component of our executive officer compensation program to be weighted more heavily toward the granting of shares of restricted stock.

Prior to his new employment agreement, Mr. Byrne’s employment agreement provided for the grant to him of 7,500 options and 7,500 shares of restricted stock on the last business day of each calendar year. During the term of his new employment agreement, on the last business day of each fiscal year Mr. Byrne will receive at least (1) 7,500 stock options and (2) 8,000 shares of restricted stock in 2009, 8,500 in 2010, 9,000 in 2011, 9,500 in 2012 and 10,000 in 2013 and thereafter. Options and shares of restricted stock awarded in 2008 are reflected below in the Grants of Plan-Based Awards table.

In February 2008 and 2009, the Committee granted shares of restricted stock, and no options, to the other executive officers as follows:

	Shares of Restricted Stock
Name	2008	2009

David P. Leymeister	1,500	900
M. Michael Owens	900	750
Russell W. Riggs	1,500	1,200

Mr. Byrne’s options vest immediately. His shares of restricted stock vest in two semi-annual installments. The shares of restricted stock granted to the other executive officers in 2008 and 2009 vest in three annual installments, other than Mr. Leymeister’s 2008 grant which vests in five annual installments.

Tax Implications.  Section 162(m) of the Internal Revenue Code (the “Code”) generally limits the corporate income tax deduction for compensation paid to certain named executive officers to $1 million per year, except for certain qualified performance-based compensation. Options granted under our 2001 plan are intended to constitute performance-based compensation not subject to the Section 162(m) limitation. Prior to 2009, the committee and our board had not adopted a policy with regard to qualifying cash bonus awards that we paid to our executive officers, including the EBITDA cash bonuses paid to Mr. Byrne under his prior employment agreement, as performance-based compensation for purposes of Section 162(m) since that section had no impact on the company’s ability to deduct those bonuses in prior years and only minimal impact in 2007 and 2008. With the increased reliance upon grants of shares of restricted stock (which are not performance-based compensation for purposes of Section 162(m)) in our stock-based compensation component of our executive officer compensation program, the committee and our board have determined to include in the amended and restated plan to be approved by our shareholders at the annual meeting provision for dollar-denominated cash bonuses, including Mr. Byrnes’s EBITDA bonus opportunities, that are intended to qualify as performance-based compensation under Section 162(m).

Summary Compensation Table

The following table sets forth the cash and non-cash compensation earned by our President and Chief Executive Officer, our Chief Financial Officer and our three other executive officers for 2008, 2007 and 2006:

							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and Principal		Salary	Bonus	Award	Awards	Compensa-	Earnings	Compensation	Total
Position	Year	($)	($)(1)	($)(2)	($)(2)	tion ($)(3)	($)	($)(4)	($)

Timothy W. Byrne	2008	305,000	175,000	227,625	46,725	305,000	—	46,183	1,105,533
President and Chief	2007	290,000	175,000	226,125	80,100	290,000	—	40,843	1,102,068
Executive Officer	2006	275,000	150,000		118,810	275,000	—	38,451	857,261
Billy R. Hughes	2008	95,333	12,000	—	528	—	—	2,973	110,834
Senior Vice President —	2007	176,000	40,000	4,641	12,683	—	—	3,388	236,712
Sales & Development(5)	2006	167,114	40,000	—	16,366	—	—	3,370	226,850
David P. Leymeister(6)	2008	179,200	20,000	8,938	—	—	—	664	208,802
Vice President — Sales & Marketing
M. Michael Owens	2008	139,167	30,000	18,052	4,831	—	—	6,563	198,613
Vice President and	2007	135,000	30,000	8,355	19,391	—	—	6,467	199,213
Chief Financial	2006	129,083	30,000	—	18,365	—	—	4,972	182,420
Officer
Russell W. Riggs(7)	2008	153,167	40,000	30,089	10,258	—	—	5,325	238,840
Vice President —	2007	144,000	40,000	13,924	30,775	—	—	3,767	232,466
Production	2006	139,013	40,000	—	28,210	—	—	7,180	214,403

(1)	Reflects discretionary bonuses earned in the year shown, and paid the following year.

(2)	Reflects the dollar amount of expense recognized by us for financial reporting purposes in the given year with respect to restricted stock and stock option awards in accordance with FSAS 123(R) and, thus, includes amounts from awards granted in and prior to that year. The method and assumptions used to determine the amount of expense recognized for restricted stock and options is set forth in Note 7 to our consolidated financial statements included in our annual report on Form 10-K.

(3)	Reflects Mr. Byrne’s 2008 EBITDA cash bonus earned in the year shown, and paid the following year.

(4)	Includes company contributions to our 401(k) plan, the value attributable to personal use of company-provided automobiles and, for Mr. Byrne, a $30,000 payment in lieu of our obligation to fund a life insurance or retirement arrangement and dues for a country club membership.

(5)	Mr. Hughes was appointed Senior Vice President — Development in February 2008. He retired in February 2009.

(6)	Mr. Leymeister joined us in January 2008.

(7)	Mr. Riggs joined us in January 2006.

Grants of Plan-Based Awards

The following table sets forth information with respect to non-equity incentive plan awards and restricted stock and stock option awards granted to the named executive officers during 2008:

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
		Estimated Possible Payouts			Estimated Future Payouts			Number	Number of	or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Price of	Stock and
		Plan Awards			Plan Awards			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Timothy W.		100,000	—	305,000	—	—	—	—	—	—	—
Byrne	12/31/08	—	—	—	—	—	—	7,500	—	—	179,625
	12/31/08	—	—	—	—	—	—	—	7,500	23.95	46,725
Billy R. Hughes		—	—	—	—	—	—	—	—	—	—
David P. Leymeister	2/1/08	—	—	—	—	—	—	1,500	—	—	35,925
M. Michael Owens	2/1/08	—	—	—	—	—	—	900	—	—	21,555
Russell W. Riggs	2/1/08	—	—	—	—	—	—	1,500	—	—	35,925

Option Exercises and Stock Vested

The following table sets forth information with respect to stock option awards exercised by, and stock awards vested for, the named executive officers during 2008:

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)	Acquired on Vesting (#)	Vesting ($)

Timothy W. Byrne	30,000	472,800	7,500	262,763
Billy R. Hughes	—	—	250	7,460
David P. Leymeister	—	—	—	—
M. Michael Owens	—	—	300	8,952
Russell W. Riggs	—	—	500	14,920

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options and unvested shares of restricted stock held by the named executive officers as of December 31, 2008:

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
			Equity					Awards:	Market or
			Incentive					Number	Payout
			Plan			Number		of	Value of
			Awards:			of		Unearned	Unearned
			Number			Shares	Market	Shares,	Shares,
	Number of	Number of	of			or Units	Value of	Units or	Units or
	Securities	Securities	Securities			of Stock	Shares or	Other	Other
	Underlying	Underlying	Underlying			That	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	Stock	That	That Have
	Options	Options	Unearned	Exercise	Option	Not	That Have	Have Not	Not
	(#)	(#)	Options	Price	Expiration	Vested	Not	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	Vested ($)	(#)	($)

Timothy W. Byrne	7,500	—	—	30.15	12/29/16	7,500 (2)	179,625	—	—
	7,500	—	—	30.35	12/31/17	—	—	—	—
	7,500	—	—	23.95	12/31/18	—	—	—	—
Billy R. Hughes	3,157	—	—	8.56	1/30/14	250 (3)	5,988	—	—
	2,000	—	—	13.16	2/3/15	—	—	—	—
	2,000	—	—	27.98	2/2/16	—	—	—	—
David P. Leymeister	—	—	—	—	—	1,500 (4)	35,925	—	—
M. Michael Owens	4,500	—	—	13.16	2/3/15	600 (5)	14,370	—	—
	2,000	1,000 (1)	—	27.98	2/2/16	900 (6)	21,555	—	—
Russell W. Riggs	—	—	—	—	—	1,500 (5)	35,925	—	—
	5,000	2,500 (1)	—	27.98	2/2/16	1,000 (6)	23,950	—	—

(1)	These options vested on February 2, 2009.

(2)	These shares of restricted stock will vest 50% on June 30, 2009 and 50% on December 31, 2009.

(3)	These shares of restricted stock vested on February 5, 2009.

(4)	These shares of restricted stock vested 20% on February 1, 2009 and will vest 20% on each of February 1, 2010, 2011, 2012 and 2013.

(5)	These shares of restricted stock vested 50% on February 5, 2009 and will vest 50% on February 5, 2010.

(6)	These shares of restricted stock vested 33 1/3% on February 1, 2009 and will vest 33 1/3% on each of February 5, 2010 and 2011.

Equity Compensation Plan Information

The following table sets forth information with respect to our equity compensation plans as of December 31, 2008:

			Number of Shares
	Number of Shares to be Issued	Weighted Average Exercise	Remaining
	Upon Exercise of Outstanding	Price of Outstanding Options,	Available for
Plan Category	Options, Warrants and Rights	Warrants and Rights	Future Grants

Equity compensation plans approved by security holders	106,907	$19.95	55,166
Equity compensation plans not approved by security holders	—	—	—

Total	106,907	$19.95	55,166

Employment Agreement

We have a new employment agreement with Mr. Byrne, dated January 1, 2009. The new employment agreement provides for a base salary of at least $350,000, which is to be reviewed annually. It also provides for a discretionary bonus to be determined by the Compensation Committee. In addition to the possibility of a discretionary cash bonus, Mr. Byrne is eligible to receive an annual objective cash bonus based on our EBITDA compared to certain levels set forth in the 2009 agreement as discussed above. The new employment agreement also provides for grants of 7,500 options and 8,000 shares of restricted stock on the last business day of each year (increasing 500 shares of restricted stock per year during the initial five-year term of the agreement), an annual $50,000 contribution to fund a life insurance, retirement or savings arrangement, a country club membership, the use of a company car, reimbursement of business expenses and participation in our 401(k) plan and other benefit programs on the same basis as our other salaried employees.

As set forth in the table below, in the event of a change in control of the company (as defined), Mr. Byrne is entitled to severance payments equal to three times his then-current annual base salary, benefits and bonuses (subject to the limits of Section 280G of the Code) if he voluntarily terminates his employment within nine months following the change in control or we terminate his employment without cause within two years following the change of control. Mr. Byrne is entitled to severance payments equal to two times his then-current annual base salary, benefits and bonuses if he is terminated without cause prior to or after nine months following a change in control. Unless he provides us with three months’ notice, Mr. Byrne is not entitled to any severance payments upon his voluntary termination (other than within nine months following a change in control); if he does provide us with such notice, he is entitled to severance equal to two months’ base salary. Mr. Byrne’s agreement contains certain post-termination covenants not to compete, confidentiality agreements and prohibitions against soliciting our customers and raiding our employees.

Mr. Byrne’s new employment agreement expires on December 31, 2013, and is thereafter renewable for successive one-year periods, unless the agreement is terminated earlier by him or us. Pursuant to Mr. Byrne’s agreement, we have agreed to use our best efforts to cause Mr. Byrne to remain on the board and to be appointed a member of the Executive Committee of the board.

Potential Payments Upon Termination or Change of Control

Regardless of the manner in which an executive officer’s employment terminates, including upon death, disability or termination for cause, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	salary through the date of termination;

•	stock-based compensation in which he has vested; and

•	unused vacation pay.

In addition, Mr. Byrne may be entitled to a proportional EBITDA cash bonus for the year of termination if termination occurs in the second half of the year.

The following table summarizes the estimated severance payments to be made under each employment agreement, plan or arrangement which provides for payments to an executive officer at, following or in connection with a termination of employment due to voluntary resignation, involuntary termination without cause, death or disability or change in control:

		Involuntary
	Voluntary	Termination
	Termination	Without		Termination
	Without Change	Change in	Death or	with Change in
	in Control	Control	Disability	Control
Employee	($)	($)	($)	($)

Timothy W. Byrne
Severance(1)	— (2)	1,660,000 (3)	—	2,490,000	(4)(5)
Accelerated Vesting of Stock-Based Awards(6)	—	—	179,625	179,625	(5)
David P. Leymeister
Severance	—	—	—	—
Accelerated Vesting of Stock-Based Awards(6)	—	—	35,925	35,925
M. Michael Owens
Severance	—	—	—	—
Accelerated Vesting of Stock-Based Awards(6)	—	—	35,925	35,925
Russell W. Riggs
Severance	—	—	—	—
Accelerated Vesting of Stock-Based Awards(6)	—	—	59,875	59,875

(1)	The estimated severance payments are based on Mr. Byrne’s base salary at December 31, 2008 and his total cash bonus received for 2008. Does not include any proportional EBITDA cash bonus to which he may be entitled for the year of termination if termination occurs in the second half of the year.

(2)	Does not include severance payment of two months’ base salary to which Mr. Byrne would be entitled if he gave us three months’ notice.

(3)	This severance payment is payable upon involuntary termination without cause prior to or after two years following a change in control.

(4)	This severance payment is payable upon voluntary termination within nine months following a change in control or involuntary termination without cause within two years following a change in control.

(5)	This payment is subject to being reduced to stay within the limits of Section 280G of the Code.

(6)	The estimated value of accelerated vesting of stock-based awards is based on the nonvested options and shares of restricted stock held by each executive officer as of December 31, 2008 and the closing per share market price of our common stock on December 31, 2008.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.

Compensation Committee

Edward A. Odishaw, Chairman
Antoine M. Doumet
Wallace G. Irmscher

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based awards to attract and retain qualified directors to serve on our Board. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties, as well as the skill-level required by us for members of our Board.

The following table sets forth the current annual compensation for our directors who are not also employees:

Annual Retainer	$15,000
Daily Meeting Fee	$1,000
Telephonic Meeting Fee	$500
Additional Annual Retainers:
Audit Committee Chairman	$12,000
Compensation Committee Chairman	$5,000

Our non-employee directors are also granted annually, at their option, either 2,000 stock options or 700 shares of restricted stock under our 2001 plan on the date of our annual meeting of shareholders. The options are granted at the closing per share market price of our common stock on the date of grant and vest immediately. The shares of restricted stock vest six months following the date of grant.

The following table summarizes the compensation paid to our non-employee directors during 2008:

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards (1)	Awards (1)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Richard W. Cardin	40,000	23,065	—	—	—	—	63,065
Antoine M. Doumet	28,500	—	27,080	—	—	—	55,580
Wallace G. Irmscher	29,000	23,065	—	—	—	—	52,065
Edward A. Odishaw	32,500	23,065	—	—	—	—	55,565

(1)	Reflects the dollar amount of expense recognized by us for financial reporting purposes in 2008 with respect to restricted stock and stock option awards in accordance with FSAS 123(R). The method and assumptions used to determine the amount of expense recognized for restricted stock and options is set forth in Note 7 to our consolidated financial statements. As of December 31, 2008, each non-employee director had the following number of options outstanding: Mr. Cardin, 2,000; Mr. Doumet, 12,000; Mr. Irmscher, 2,000; and Mr. Odishaw, 4,000.

PROPOSAL 2: APPROVAL OF THE UNITED STATES LIME & MINERALS, INC.
AMENDED AND RESTATED 2001 LONG-TERM INCENTIVE PLAN

Background

The compensation committee of our board of directors has recommended, and the board on March 6, 2009 approved, the amendment and restatement of the United States Lime & Minerals, Inc. 2001 Long-Term Incentive Plan (the “2001 plan” and, as amended and restated, the “amended and restated plan”), subject to shareholder approval at the 2009 annual meeting. The committee and our board unanimously recommend that our shareholders approve the amended and restated plan.

Shareholder approval of the amended and restated plan will enable us to continue to use stock options and restricted stock as a means to attract, retain, and motivate the company’s directors, officers, employees, and consultants. In addition to stock options and restricted stock, the amended and restated plan also continues to provide for the grant to directors, officers, employees, and consultants of stock appreciation rights (“SARs”), deferred stock, bonus stock, dividend equivalents, and other stock-based awards.

Under the amended and restated plan, we will also be able to grant dollar-denominated cash awards, including performance-based awards providing for the payment of cash bonuses upon the attainment of stated performance goals over a stated performance period that are intended to qualify for the performance- based compensation exception to the deductibility limits set forth in Section 162(m) of the Code. As discussed above, prior to 2009, the compensation committee and the board had not adopted a policy with regard to qualifying the cash bonuses that we paid to our executive officers as performance-based compensation for purposes of Section 162(m) since that section had no impact on the company’s ability to deduct those bonuses in prior years and only minimal impact us in 2007 and 2008. With the increased reliance upon grants of shares of restricted stock (which are not performance-based compensation for purposes of Section 162(m)) in our stock-based compensation component of our executive officer compensation program, the committee and our board have determined to include in the amended and restated plan to be approved by our shareholders at the annual meeting provision for dollar-denominated cash bonuses that are intended to qualify as performance-based compensation under Section 162(m).

As of March 20, 2009, stock-based awards for a total of 427,244 shares of our common stock have been granted pursuant to the 2001 plan, including awards for 106,907 shares of stock that were still subject to options outstanding under the plan. As of such date, only 47,756 shares remained for the grant of new awards under the 2001 plan.

As described below, in the absence of significant forfeitures of outstanding awards, the number of shares remaining for new grants under the 2001 plan is not sufficient to provide appropriate future awards to plan participants. As also described below, in connection with Mr. Byrne’s new employment agreement the compensation committee granted, subject to shareholder approval of the amended and restated plan, annual Section 162(m) EBITDA cash performance-based bonus opportunities to Mr. Byrne for each year while he is employed with us under his new employment agreement.

We estimate that approximately 30 persons will be eligible to participate in the amended and restated plan. To date, an aggregate of 48 persons have received grants of options and/or restricted stock under the 2001 plan. On March 20, 2009, the closing price of our stock on the Nasdaq Global Market was $24.67.

The affirmative vote of the holders of a majority of shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required to approve the amended and restated plan. All duly submitted and nonvoted proxies will be voted FOR the plan. Abstentions will have the same effect as a vote against the plan, and broker non-votes will have no effect on the matter.

The compensation committee and our board unanimously recommend that all shareholders vote FOR approval of the United States Lime & Minerals, Inc. Amended and Restated 2001 Long-Term Incentive Plan.

Summary of Significant Amendments

This is the first time that we have amended the 2001 plan since it was first adopted and approved by our shareholders in April 2001. Our principal reasons for seeking shareholder approval of the amendment and restatement of the 2001 plan at this time are:

(i) to add 175,000 shares of our common stock to the number of shares available for new grants under the plan, thus bringing to 650,000 the total number of shares available for issuance under the plan from its inception in 2001, and increasing the number of shares currently remaining available for new awards under the plan to 222,756;

(ii) to provide for dollar-denominated cash awards, including bonus awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code; and

(iii) to revise the business criteria that the committee may use in designing performance goals for performance-based equity and cash awards for purposes of Section 162(m).

Each of these amendments requires approval by our shareholders under Nasdaq listing standards, Code Sections 162(m) and 422, or both.

Since we are seeking shareholder approval to amend and restate the 2001 plan to increase the number of shares available under the plan, to provide for dollar-denominated cash awards, including Section 162(m) performance-

based bonus, and to revise our Section 162(m) business criteria, we are also taking this opportunity to make a number of additional restrictive, clarifying, updating, and conforming amendments, none of which would otherwise have required shareholder approval on its own. Among these changes, the most significant are amendments:

(iv) to prohibit us from making or arranging for personal loans to participants in connection with awards under the plan;

(v) to prohibit us from repricing outstanding options and SARs without shareholder approval if such approval is required by any law, regulation, or listing standards;

(vi) to prohibit us from granting options and SARs at less than 100% of the fair market value of our stock on the date of grant, and to provide that the compensation committee will use the closing market price of our stock on that date;

(vii) to no longer provide for the grant of so-called “reload options”;

(viii) to provide the committee with authority to provide, in an award agreement at the time of grant, that the exercisability or settlement of the award will not be accelerated or performance conditions waived in the event of a change in control of the company;

(ix) to clarify that so-called “net issuance” as well as broker-assisted “cashless” exercises are available means for a participant to exercise options under the plan;

(x) to clarify that the committee may look to the definition of termination for cause as used in an employment agreement between the company and an individual for purposes of any awards held by such person under the plan;

(xi) to clarify that the intrinsic value of outstanding options, represented by the positive spread, if any, between the exercise price and the then-current fair market value of our stock, can be used by the committee in determining appropriate adjustments to such options in the case of an extraordinary corporate transaction, such as a merger; and

(xii) to add various provisions to help ensure that awards under the plan are in conformity with the requirements of Sections 162(m) and 409A of the Code, where applicable.

In the event that our shareholders do not approve the amended and restated plan, the 175,000 additional shares will not be added to the plan, cash awards will not be available under the plan, and our business criteria for performance goals for Section 162(m) performance-based awards will not be changed. If the shareholders do not approve the amended and restated plan, the board may nevertheless determine to amend the 2001 plan on its own to make some or all of the other changes outlined in items (iv) through (xii) above.

Description of the Amended and Restated Plan

The amended and restated plan is set forth as Exhibit A to this proxy statement, and the description of the amended and restated plan set forth below is qualified in its entirety by reference to the full text of the plan. We describe below the plan as proposed to be amended.

The purpose of the amended and restated plan is to provide a means to attract, retain, motivate, and reward selected directors, officers, employees, and consultants of the company and its subsidiaries by enabling such persons to acquire or increase their proprietary interest in the company, thereby promoting a closer identity of interests between such persons and our shareholders. The addition of cash awards to the plan will enable the compensation committee to provide dollar-denominated cash bonuses to such persons for the creation of company value for the benefit of our shareholders, including performance-based cash bonuses that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

Under the amended and restated plan, directors, officers, and employees of the company and its subsidiaries, and persons who provide consulting services to the company deemed by the compensation committee to be of substantial value to the company, are eligible to be granted awards. In addition, persons who have been offered employment by the company or its subsidiaries, and persons employed by an entity that the committee reasonably expects to become a subsidiary of the company, are eligible to be granted awards, effective upon such persons’ becoming employees of the company or its subsidiaries.

The compensation committee, which will continue to administer the amended and restated plan, will have the authority, among other things: (i) to select the directors, officers, employees, and consultants to receive awards under the plan; (ii) to determine the type of awards granted; (iii) to determine the number of shares of our common stock or dollars to which an award relates; (iv) to determine the other terms and conditions of awards granted under the plan, including any restrictions or limitations on transfer, any performance conditions, any vesting schedules, any forfeiture provisions, and any provisions relating to the acceleration or waiver of such provisions; and (v) to interpret and otherwise administer the plan and award agreements under the plan. The exercise price at which shares of our stock may be purchased pursuant to the grant of stock options, and the grant price of SARs, must be equal to at least 100% of the closing price of our stock on the date of grant.

As under the current 2001 plan, the compensation committee may grant the following types of equity-based awards under the amended and restated plan: (i) stock options to purchase shares of our common stock, including incentive stock options (“ISOs”), non-qualified stock options, or both; (ii) SARs, representing the right to the appreciation in the market price of our stock over the grant price of the SAR (whether granted in conjunction with a grant of stock options or independent of such grant, including SARs that are only exercisable in the event of a change in control of the company or upon other events); (iii) restricted stock, consisting of shares of our stock that are subject to forfeiture based upon the failure of the participant to satisfy employment-related restrictions and/or performance conditions; (iv) deferred stock, such as restricted stock units, representing the right to receive shares of our stock in the future based upon the participant satisfying employment-related restrictions and/or performance conditions; (v) bonus stock and awards in lieu of cash compensation under other company awards or compensatory arrangements; (vi) dividend equivalents, consisting of a right to receive cash, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of our stock; and (vii) other stock-based awards not otherwise provided for that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our stock or factors that may influence the value of our stock. In addition, if the amended and restated plan is approved by our shareholders, the committee may grant dollar-denominated cash awards, including Section 162(m) performance-based bonuses, that may be paid in the form of cash, other awards under the plan, or other property. Awards granted under the plan will generally not be assignable or transferable by participants except by the laws of descent and distribution or as permitted by the committee.

Under the terms of the amended and restated plan, the compensation committee is authorized to impose performance conditions with respect to any awards, whether equity-based or dollar-denominated, requiring forfeiture of all or part of the award if performance conditions are not met, or linking the exercisability or settlement of an award to the achievement of performance conditions. For awards intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, such performance conditions will relate to business criteria based solely upon one or more of the following: (i) return on capital, (ii) earnings, (iii) cash flow (including EBITDA), (iv) stock price or book value, (v) revenues, and/or (vi) strategic business criteria, consisting of one or more objectives based upon meeting specified market penetration or geographic business expansion goals, cost targets, and/or goals relating to acquisitions or divestitures. The targeted levels of performance required with respect to such awards (which will be determined without regard to any accrual, payment, or other effect of any grants or payments made or to be made with respect to awards under the plan) may be expressed in absolute or relative terms, including changes in performance relative to past performance, internal budgets or plans, or comparison to peer companies, indices or other industry performance measures; on an absolute or per share basis; and/or relative to the entire company or to one or more segments, subsidiaries, divisions or other operating units. Performance conditions may differ for awards to different participants. The committee will specify the weighting to be given to each performance condition for purposes of determining the final benefit earned with respect to any such award. Unless restricted by the terms of the award, the committee may, in its discretion, reduce the amount of the benefit otherwise earned in connection with a performance-based award, but may not exercise discretion to increase such benefit, if such award is intended to qualify as performance-based compensation under

Section 162(m), and the committee may consider other performance conditions and factors in exercising such negative discretion.

The aggregate number of shares of our common stock that may be subject to outstanding awards granted under the amended and restated plan, measured from the inception of the plan in 2001, is being increased from 475,000 to 650,000, all of which may relate to ISOs, subject to adjustment as described below. No participant may receive equity-based awards in any one calendar year relating to more than 100,000 shares of our stock, subject to adjustment. In addition, with respect to awards that may be settled in cash (in whole or in part), including cash awards, no participant may be paid during any calendar year cash amounts relating to such awards that exceed the greater of the fair market value (determined by reference to the closing market price of our stock) of the number of shares set forth in the preceding sentence at the date of grant or the date or settlement of the award. This provision sets forth two separate limitations, so that awards that may be settled solely by delivery of shares will not operate to reduce the amount of cash-only awards, and vice versa; nevertheless, awards that may be settled in either shares or cash must not exceed either limitation.

In the event that the compensation committee determines that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of stock or other securities, stock dividend or other special, large and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution or other similar corporate transaction or event affects our stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the plan or any award, then the committee shall, in such manner as it deems equitable, adjust any or all of (i) the number and kind of shares reserved and available for awards under the plan, including shares reserved for ISOs; (ii) the number and kind of shares specified in the annual per-participant limitations; (iii) the number and kind of shares of outstanding restricted stock or other outstanding awards in connection with which shares have been issued; (iv) the number and kind of shares that may be issued in respect of other outstanding awards; and (v) the exercise price, grant price, or purchase price relating to any award (or, if deemed appropriate, make provision for a cash payment, including one based on the intrinsic (i.e., “in-the-money”) value, if any, with respect to any outstanding award). In addition, the committee shall make appropriate adjustments in the terms and conditions of, and the performance criteria and targets included in, awards in recognition of extraordinary, unusual or nonrecurring events (including events described in the preceding sentence and events constituting a change in control) affecting the company or any subsidiary or the financial statements of the company or any subsidiary, or in response to changes in applicable laws, regulations, rules of any stock exchange on which our stock is then listed, or accounting principles.

Under the amended and restated plan, the compensation committee may not, without prior shareholder approval to the extent required under applicable law, regulation, or rules of any stock exchange on which our stock is then listed, subsequently reduce the exercise or grant price relating to stock options or SARs, or take any other action which may be considered a repricing under such provisions. The amended and restated plan provides that, upon a change in control of the company (as defined in the plan), all restrictions and/or conditions relating to the continued performance of services and/or the achievement of performance conditions with respect to the exercisability, settlement, or payment of an award shall accelerate or lapse immediately prior to the change in control, except as provided by the committee in the award agreement.

The board may amend, alter, suspend, discontinue, or terminate the plan or the compensation committee’s authority to grant awards without the consent of shareholders or participants, except that any such action will be subject to the approval of our shareholders at or before the next annual meeting of shareholders for which the record date is after such board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which our stock is then listed. In addition, the board may determine to submit other changes to the plan to shareholders for approval. However, without the consent of an affected participant, no such board action may materially impair the rights of any participant under any outstanding award granted to him or her. The compensation committee may waive any conditions or rights under, or amend, modify, alter, suspend, discontinue, or terminate, any outstanding award, but, without the consent of an affected participant, no such committee action may materially impair the rights of such participant under his or her award. Notwithstanding the foregoing, the board or the committee may take any action (including actions materially impairing or terminating outstanding awards) (i) permitted by the plan, (ii) to comply with the requirements of Section 162(m), 280G or

409A of the Code or Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), or (iii) to prevent a participant who is then subject to Section 16(b) of the Exchange Act from incurring liability under that section.

New Awards Under the Plan

As set forth below, Mr. Byrne’s new employment agreement provides for the grant to him, on the last business day of each year while he is employed with us under the agreement, of at least a specified number of stock options and shares of restricted stock. Absent significant forfeitures of outstanding awards, the 47,756 shares of our stock currently remaining available for the grant of new awards under the 2001 plan would not be sufficient to fund the required minimum grants of options and restricted stock to Mr. Byrne for the full five-year initial term of his employment agreement from 2009 through 2013 (subject to automatic one-year extensions beyond the initial term). Thus, we need to add additional shares to the plan to meet our equity-based award obligations to Mr. Byrne under his new employment agreement.

Therefore, in voting to approve the amended and restated plan, shareholders should be aware of the minimum annual stock-based awards, which have been approved by the compensation committee, to be granted to Mr. Byrne, of 7,500 options and 8,000 shares of restricted stock on the last business day of each year (increasing 500 shares of restricted stock per year) during the initial five-year term of the agreement, for a total of 37,500 options and 45,000 shares of restricted stock. As discussed above under the captions “Compensation Discussion and Analysis” and “Employment Agreements,” Mr. Byrne’s options will be granted at the closing price of our stock on the date of grant and will vest immediately; the shares of restricted stock will vest one-half on the six-month anniversary of their grant and one-half on the 12-month anniversary of grant.

Mr. Byrne’s new employment agreement and the 2009 agreement also provide, subject to shareholder approval of the amended and restated plan, for the grant to him, each year while he is employed with us under the employment agreement, of an annual Section 162(m) EBITDA cash bonus opportunity as set forth in the 2009 agreement that is an exhibit to his employment agreement and described below. Mr. Byrne’s annual EBITDA cash bonus opportunities will not be effective unless the shareholders approve the amended and restated plan at the 2009 annual meeting.

The terms and conditions of Mr. Byrne’s Section 162(m) EBITDA cash bonus opportunities, which have been approved by the compensation committee under the amended and restated plan, are for each calendar year while he is employed under his new employment agreement. The full-year EBITDA performance targets/bonus opportunities (prorated between breakpoints) are:

EBITDA Bonus
EBITDA Targets	Opportunities

$22,000,000	$100,000
$25,000,000	$175,000
$27,000,000	$250,000
$29,000,000	$300,000

$31,000,000 and above	Greater of $350,000 or base salary at start of performance year

If Mr. Byrne’s employment terminates on or before June 30 of a performance year, he will have no bonus opportunity for that year. If his employment terminates after June 30 of the performance year, he will have a proportional bonus opportunity based on the proportional-year attainment of performance targets in the event termination is due to death or disability, or based on the full-year attainment of performance targets for other terminations. There is no acceleration or waiver of performance targets in the event of a change in control.

Other than the minimum awards granted to Mr. Byrne pursuant to his new employment agreement as described above, no other awards are subject to shareholder approval of the amended and restated plan. In addition, except for Mr. Byrne’s awards, and for stock options and restricted stock to be granted to our independent directors under our current director compensation policy described under “Compensation of Directors” above, it is not possible to determine who may be granted awards under the amended and restated plan if it is approved by our shareholders, or the terms and conditions of any such future awards that may be granted.

Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the amended and restated plan. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the plan.

The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no tax consequences for the participant or the company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the company will receive no tax deduction at that time. Upon exercising an option other than an ISO (including a stock-based award in the nature of a purchase right), the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares received. In each case, the company will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of shares of our stock acquired upon the exercise of an option or SAR (including a stock-based award in the nature of a purchase right) generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the company in connection with a disposition of shares acquired upon exercise of an option or SAR (including a stock-based award in the nature of a purchase right), except that the company will generally be entitled to a tax deduction (and the participant will recognize ordinary taxable income equal to the difference between the exercise price of the ISO and the fair market value of shares acquired upon exercise of the ISO) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to awards granted under the amended and restated plan that may be settled in cash, stock, or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of the stock or other property received. The company will generally be entitled to a tax deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the stock or other property received at the first time the stock or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The company will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of stock or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such stock or other property he or she would not be entitled to any tax deduction, including a capital loss, for the value of the stock or other property on which he or she previously paid tax. Such election must be made and filed with the Internal Revenue Service within 30 days after the receipt of such stock or other property.

Section 162(m) of the Code generally disallows a public company’s annual tax deduction for compensation in excess of $1 million paid to the chief executive officer and certain other highly compensated executive officers. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Assuming the amended and restated plan is approved by our shareholders at the annual meeting, the company believes that options granted with an exercise price at least equal to 100% of the fair market value of the underlying stock at the date of grant, and other awards, including restricted stock and cash awards, the exercisability or settlement of which is conditioned upon achievement of performance goals (based on the business criteria described above), will qualify as such “performance-based compensation,” although other awards under the plan may not so qualify.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

On December 15, 2008, Mr. Odishaw filed a Form 4, reporting that on December 9, 2008 he sold 35 shares of our common stock and on December 10, 2008 he sold 665 shares of common stock.

INDEPENDENT AUDITORS

Fees for professional services provided by our independent auditors, Grant Thornton LLP, for 2008 and 2007, in each of the following categories, were as follows:

	2008	2007

Audit	$219,760	$209,975
Audit-Related	19,728	32,674
Tax	—	—

Total	$239,488	$242,649

Audit Fees.  Fees for audit services include fees associated with our annual audits and the reviews of our quarterly reports on Form 10-Q.

Audit-Related Fees.  Audit-related fees principally include fees relating to an employee benefit plan audit and accounting consultations.

Tax Fees.  Grant Thornton did not provide any tax services in 2008 or 2007.

Representatives of Grant Thornton are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and be available to respond to appropriate questions.

The Audit Committee has adopted a pre-approval policy relating to the providing of services by our independent auditors. Under the committee’s pre-approval procedures, all services to be provided by the auditors must be approved in advance by the committee. The committee has delegated to the chairman of the committee the authority to approve such services up to $25,000 each in the case of either a change in the scope or cost of previously approved services, or an additional type of services that was not covered by a prior committee approval. The committee does not delegate any of its approval authority to management.

SHAREHOLDER PROPOSALS

Shareholder proposals submitted to us under SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy statement for our 2010 annual meeting of shareholders must be received by us at our corporate office, 5429 LBJ Freeway; Suite 230; Dallas, Texas 75240, addressed to Timothy W. Byrne, President and Chief Executive Officer, not later than December 4, 2009. Such Rule 14a-8 shareholder proposals must comply with SEC rules.

We must receive notice of other matters, including non-Rule 14a-8 proposals, that shareholders may wish to raise at the 2010 annual meeting of shareholders by February 17, 2010. If we do not receive timely notice of such other matters, the persons designated as proxies for such meeting will retain general discretionary authority to vote on such matters under SEC rules. Such notices should also be addressed to Mr. Byrne at our corporate office.

OTHER MATTERS

The board does not intend to present any other matters at our 2009 annual meeting and knows of no other matters that will be presented. However, if any other matters properly come before the meeting, the persons designated as proxies on the enclosed proxy card intend to vote thereon in accordance with their best judgment.

The costs of solicitation of proxies for our annual meeting will be borne by us. Solicitation may be made by mail, personal interview, telephone, and/or facsimile by our officers and regular employees who will receive no additional compensation. We may specifically engage a firm to aid in our solicitation of proxies, for which services we would anticipate paying a standard reasonable fee plus out-of-pocket expenses. We will bear the reasonable expenses incurred by banks, brokerage firms, and other custodians, nominees, and fiduciaries in forwarding proxy materials to our beneficial owners.

UNITED STATES LIME & MINERALS, INC.

Timothy W. Byrne
President and Chief Executive Officer

Dallas, Texas
April 3, 2009

Exhibit A

UNITED STATES LIME & MINERALS, INC.
AMENDED AND RESTATED 2001 LONG-TERM INCENTIVE PLAN
(Effective as of March 6, 2009)

1. Purpose.  The purpose of this Amended and Restated 2001 Long-Term Incentive Plan (the “Plan”) of United States Lime & Minerals, Inc., a Texas corporation (the “Company”), is to advance the interests of the Company and its shareholders by providing a means to attract, retain, motivate and reward directors, officers, employees and consultants of the Company and its subsidiaries; to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based and dollar-denominated incentives, to such persons for the creation of Company value for the benefit of its shareholders; and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s shareholders.

2. Definitions.  The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of cash obligations under other Awards or compensatory obligations, Dividend Equivalents, Other Stock-Based Awards and Cash Awards, are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” For purposes of the Plan, the following additional terms shall be defined as set forth below:

(a) “Award Agreement” means any written resolution, agreement, contract, notice or other instrument or document evidencing an Award.

(b) “Beneficiary” shall mean the person or trust which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the Participant’s personal representatives or, if none, the person or trust entitled by will or the laws of descent and distribution to receive such benefits.

(c) “Board” means the Board of Directors of the Company.

(d) A “Change in Control” shall be deemed to have occurred on:

(i) the date of the acquisition by any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its subsidiaries or affiliates or any employee benefit plan sponsored by any of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either (x) the then-outstanding shares of Stock, or (y) the then-outstanding voting securities of the Company entitled to vote generally in the election of directors;

(ii) the date the individuals who constitute the Board as of the effective date of the most-recent approval by the Company’s shareholders of the amendment and restatement of the Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director subsequent to the effective date of such approval whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company’s management prior to, or at the time of, such individual’s initial nomination for election) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

(iii) the consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or substantially all of the Company’s assets, a reverse stock split of outstanding voting securities or the issuance of shares of Stock in connection with the acquisition of the stock or assets of another entity; provided, however, that a Change in Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 70% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company’s business) outstanding immediately after such transaction being beneficially owned

(within the meaning of Rule 13d-3 under the Exchange Act) by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(f) “Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan or, if there is no such committee, the Board.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(h) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(i) “Participant” means a person who, at a time when eligible under Section 5 hereof, has been granted an Award.

(j) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act and successor provisions thereto.

(k) “Stock” means the Common Stock, par value $0.10, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4(c).

3. Administration.

(a) Authority of the Committee.   Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final power and authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select persons to whom Awards shall be granted;

(ii) to determine the types of Awards to be granted to each such person;

(iii) to determine the number of Awards to be granted, the number of shares of Stock and/or dollars to which an Award relates, the terms and conditions of Awards (including without limitation any exercise price, grant price or purchase price, any conditions or schedules for lapse of restrictions relating to transferability, forfeiture, exercisability, settlement or payment, and waivers, accelerations and modifications thereof (including without limitation performance conditions relating to Awards not intended to be governed by Section 7(f)), based in each case upon such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv) to determine whether, to what extent and under what circumstances an Award may be exercised, settled or paid the exercise price of an Award may be paid, in cash, Stock, other Awards, awards under any other Company plan or other property, or an Award may be modified, canceled, or surrendered;

(v) to determine whether, to what extent and under what circumstances, consistent with Section 409A of the Code, if applicable, cash, Stock, other Awards, awards under any other Company plan or other property payable with respect to an Award will be deferred automatically, at the election of the Committee or at the election of the Participant;

(vi) to determine the restrictions, if any, to which shares of Stock received upon exercise, settlement or payment of an Award shall be subject (including without limitation lock-ups and other transfer restrictions), and whether to condition the delivery of such shares upon the execution by the Participant of any agreement providing for such restrictions;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee shall deem necessary or advisable to administer the Plan;

(ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any rules and regulations, Award, Award Agreement or other instrument hereunder; and

(x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee shall deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards to independent directors, and the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purposes of ensuring that transactions under the Plan by Participants who are then subject to Section 16(b) of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

(b) Manner of Exercise of Committee Authority.  Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including without limitation the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant and shareholders, except to the extent that the Committee shall subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 8(e)). The express grant of any specific power or authority to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Except as provided under Section 7(f), the Committee may delegate to officers or managers of the Company or any subsidiary of the Company the power and authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee shall determine, to the extent permitted under applicable law, regulations and rules of any stock exchange on which the Stock is then listed.

(c) Limitation of Liability.  Each member of the Committee and any officer or employee of the Company acting on its behalf shall be entitled to, in good faith, rely and act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company’s independent registered public accounting firm or any executive compensation consultant, legal counsel or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee or any officer or employee of the Company acting on its behalf shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4. Plan and Award Limits.

(a) Number of Shares of Stock Reserved.  Subject to adjustment as provided in Section 4(c), the total number of shares of Stock that may be issued pursuant to Awards granted from the inception of the Plan shall not exceed Six Hundred, Fifty Thousand (650,000) shares of Stock, all of which may be subject to ISOs. If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for a Participant’s account.

(b) Annual Per-Participant Limitations.  During any calendar year, no Participant may be granted Awards that may be settled by delivery of more than One-Hundred Thousand (100,000) shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), including without limitation Cash Awards, no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the fair market value (determined by reference to the closing market price of the Stock) of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of the Award. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.

(c) Adjustments.  In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan or any Award, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including without limitation shares reserved for ISOs, (ii) the number and kind of shares of Stock specified in the Annual Per-Participant Limitations under Section 4(b), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Awards in connection with which shares have been issued, (iv) the number and kind of shares of Stock that may be issued in respect of other outstanding Awards, and (v) the exercise price, grant price, or purchase price relating to any Award (or, if deemed appropriate, make provision for a cash payment, including without limitation one based on the intrinsic (i.e., “in-the-money”) value, if any, with respect to any outstanding Award). In addition, the Committee shall make appropriate adjustments in the terms and conditions of, and the performance criteria and targets included in, Awards (including without limitation cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of extraordinary, unusual or nonrecurring events (including without limitation events described in the preceding sentence and events constituting a Change in Control) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, rules of any stock exchange on which the Stock is then listed, or accounting principles.

(d) Repricing.  As to any outstanding Award granted as an Option or SAR, the Committee may not, without prior shareholder approval to the extent required under applicable law, regulation, or rules of any stock exchange on which the Stock is then listed, subsequently reduce the exercise or grant price relating to such Option or SAR, or take any other action which may be considered a repricing under such provisions.

5. Eligibility.  Directors, officers and employees of the Company and its subsidiaries, and persons who provide consulting services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted Awards. In addition, persons who have been offered employment by the Company or its subsidiaries, and persons employed by an entity that the Committee reasonably expects to become a subsidiary of the Company, are eligible to be granted Awards, effective upon such persons’ becoming employees of the Company or its subsidiaries.

6. Specific Terms of Awards.

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation terms requiring modification, cancellation, or surrender of Awards. Except as provided by the Committee, no consideration other than services shall be required as consideration for the grant (but not the exercise) of any Award.

(b) Options.  The Committee is authorized to grant options to purchase Stock on the following terms and conditions (“Options”):

(i) Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in Section 7(a), the exercise price shall be not less than 100% of the closing market price of the Stock on the date of grant.

(ii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other Company plans or other property (including without limitation through “net issuance” and broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law, regulations and rules of any stock exchange on which the Stock is then listed), and the methods by which shares of Stock will be delivered or deemed to be delivered to Participants.

(iii) Termination of Employment, Directorship or Service.  The Committee shall determine the period, if any, during which Options shall be exercisable following a Participant’s termination of an employment, directorship or service relationship with the Company and its subsidiaries. For this purpose, any sale of a subsidiary of the Company pursuant to which it ceases to be a subsidiary of the Company shall be deemed to be a termination of employment, directorship or service by any Participant whose only relationship was with such subsidiary. Unless otherwise determined by the Committee, (A) during any period that an Option is exercisable following termination of employment, directorship or service, it shall be exercisable only to the extent that it was exercisable upon such termination, and (B) if such termination is for cause, as determined in the discretion of the Committee (or, if so specified, by the standard set forth in an employment agreement with the Participant), all Options held by the Participant shall immediately terminate.

(iv) Sale of the Company.  All Options outstanding under the Plan shall terminate upon the consummation of any transaction whereby the Company (or any successor to the Company or substantially all of its business) becomes or is merged with and into another corporation, or a wholly-owned subsidiary of another corporation, whether or not such termination is in exchange for a cash payment, including without limitation one based on the intrinsic (i.e., “in-the-money”) value, if any, of the Options as determined by the Committee pursuant to Section 4(c), unless such other corporation shall continue or assume the Plan as it relates to Options then outstanding (in which case such other corporation shall be treated as the Company for all purposes hereunder, and pursuant to Section 4(c) the Committee shall make appropriate adjustment in the number and kind of shares of Stock subject thereto and the exercise price per share thereof to reflect consummation of such transaction). If the Plan is not to be so assumed, the Company shall notify the Participant of the intended date of the consummation of such transaction, and whether the exercisability of outstanding Options are accelerated in connection therewith pursuant to Section 7(g), at least ten days in advance thereof.

(v) ISOs.  The Committee shall have the authority to grant ISOs under the Plan to employees of the Company or a related corporation within the meaning of Section 1.421-1(h) of the Treasury Regulations. If shares of Stock acquired by exercise of an ISO are sold or otherwise disposed of within two years after the date of grant of the ISO or within one year after the transfer of such shares to the Participant, the holder of the shares immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company’s or any other corporation’s taxable income. The Company may impose such procedures as it determines may be necessary or advisable to ensure that such notification is made. Each Option granted as an ISO shall be designated as such in the Award Agreement relating to such Option.

(c) Stock Appreciation Rights.  The Committee is authorized to grant stock appreciation rights on the following terms and conditions (“SARs”):

(i) Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the fair market value (as determined by the closing market price of the Stock) of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, such fair market value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than 100% of the closing market price of the Stock on the date of grant.

(ii) Other Terms.  The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of payment, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR will be in tandem with any other Award and any other terms and conditions of the SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control or other events may be granted on such terms and conditions, not inconsistent with this Section 6(c), as the Committee shall determine. Limited SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock.  The Committee is authorized to grant shares of Stock that are subject to restrictions on the following terms and conditions (“Restricted Stock”):

(i) Grant and Restrictions.  Shares of Restricted Stock shall be subject to such restrictions on transferability and other conditions, if any, as the Committee shall impose, which restrictions and other conditions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine. Except to the extent provided under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted shares of Restricted Stock shall have all of the rights of a shareholder, including without limitation the right to vote such shares and the right to receive dividends thereon.

(ii) Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment, directorship or service (as determined under criteria established by the Committee) or failure to meet other conditions during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or other conditions relating to Restricted Stock shall be waived in whole or in part.

(iii) Certificates for Shares of Restricted Stock.  Shares of Restricted Stock may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the restrictions and other conditions applicable to such Restricted Stock, or the Company may retain physical possession of the certificate, and in either case the Participant may be required to deliver a stock power to the Company, endorsed in blank, relating to the shares of Restricted Stock.

(iv) Dividends.  Dividends paid on shares of Restricted Stock shall be paid at the dividend payment date, the payment of such dividends shall be deferred, consistent with the provisions of Section 409A of the Code, if applicable, and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Shares of Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock in respect of which such Stock or other property has been distributed, unless otherwise determined by the Committee.

(e) Deferred Stock.  The Committee is authorized to grant units representing the right to receive shares of Stock at a future date subject to the following terms and conditions (“Deferred Stock”):

(i) Grant and Restrictions.  Delivery of shares of Stock shall occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee or, if permitted by the Committee, as elected by the Participant. In addition, Deferred Stock shall be subject to such restrictions, if any, as the Committee shall impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee shall determine.

(ii) Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment, directorship or service (as determined under criteria established by the Committee) or failure to meet other conditions during the applicable deferral period, all Deferred Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or other conditions relating to Deferred Stock shall be waived in whole or in part.

(f) Bonus Stock and Awards in Lieu of Cash Obligations.  The Committee is authorized to grant shares of Stock as a bonus, or to grant such shares in lieu of Company obligations to pay cash under other Awards or compensatory arrangements.

(g) Dividend Equivalents.  The Committee is authorized to grant Awards entitling the Participant to receive cash, Stock, other Awards, awards under any other Company plan or other property equal in value to dividends paid with respect to a specified number of shares of Stock (“Dividend Equivalents”). Dividend Equivalents may be

awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued, deferred, consistent with the provisions of Section 409A of the Code, if applicable, or reinvested in additional Stock, Awards, awards under other Company plans or other property, in each case subject to such restrictions on transferability and risks of forfeiture as the Committee shall determine.

(h) Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, regulations and rules of any stock exchange on which the Stock is then listed, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock or factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries (“Other Stock-Based Awards”). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including without limitation cash, Stock, other Awards or awards under any other Company plan or other property, as the Committee shall determine.

(i) Cash Awards.  The Committee is authorized to grant dollar-denominated Awards entitling the Participant to receive a specified dollar amount of cash (which may be specified by a formula) based upon the achievement of specified performance conditions over a specified performance period, or on such other terms and conditions as the Committee shall determine (“Cash Awards”). Cash Awards may also be granted as an element of or supplement to any other Award. Cash Awards shall comply, to the extent applicable, with the requirements of Section 409A of the Code.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company, any subsidiary or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or any SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(c) Form of Payment Under Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant, exercise, settlement or payment of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards, awards under any other Company plan or other property, and may be made in a single payment, in installments or on a deferred basis, in each case consistent with the requirements of Section 409A of the Code, if applicable, and such payments may include without limitation provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

(d) Rule 16b-3 Compliance.  With respect to a Participant who is then subject to Section 16(b) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that shall ensure that each transaction by such a Participant with the Company is exempt from Section 16(b) liability pursuant to Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to modify or repurchase, cancel or otherwise reverse or invalidate any Award or shares of Stock resulting from any Award in order to prevent a Participant who is then subject to Section 16(b) from incurring liability under such Section.

(e) Loans.  The Company may not extend, maintain, renew or guarantee any credit, or arrange for the same, in the form of a personal loan to any Participant in connection with any Award.

(f) Performance-Based Awards Under Section 162(m) of the Code.  The Committee may, in its discretion, designate any Award, including without limitation Restricted Stock, Deferred Stock and Cash Awards, the grant, exercisability, settlement or payment of which is subject to the achievement of performance conditions, as a performance-based Award subject to this Section 7(f) in order to qualify such Award as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The performance conditions for an Award subject to this Section 7(f) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee subject to this Section 7(f). Performance conditions shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. Business criteria used by the Committee in establishing performance conditions for Awards subject to this Section 7(f) shall be selected from among the following:

(i) Return on capital;

(ii) Earnings;

(iii) Cash flow, including without limitation EBITDA (earnings before interest, taxes, depreciation and amortization);

(iv) Stock price or book value;

(v) Revenues; and/or

(vi) Strategic business criteria, consisting of one or more objectives based upon meeting specified market penetration or geographic business expansion goals, cost targets, and/or goals relating to acquisitions or divestitures.

The targeted levels of performance required with respect to such business criteria may be expressed in absolute or relative terms, including without limitation changes in performance relative to past performance, internal budgets or plans, or comparison to peer companies, indices or other industry performance measures; on an absolute or per share basis; and/or relative to the entire Company or to one or more segments, subsidiaries, divisions or other operating units thereof. Performance conditions may differ for Awards to different Participants. The Committee shall specify the weighting to be given to each performance condition for purposes of determining the final benefit earned with respect to any such Award. Unless restricted by the terms of the Award, the Committee may, in its discretion, reduce the amount of any benefit otherwise earned in connection with an Award subject to this Section 7(f), but may not exercise discretion to increase such benefit, and the Committee may consider other performance conditions in exercising such negative discretion. All determinations by the Committee as to the achievement of performance conditions shall be in writing. To the extent applicable, the measures used in setting performance targets for any given performance period shall be determined (without regard to any accrual, payment, or other effect of any Award granted under the Plan) by reference to or in accordance with generally accepted accounting principles (“GAAP”) in a manner consistent with the methods used in the Company’s audited financial statements for the applicable fiscal year, without regard to (A) extraordinary items as determined by the Company’s independent registered public accounting firm in accordance with GAAP, (B) unusual or nonrecurring items, or (C) changes in accounting, unless in each such case the Committee decides otherwise within the period described in Section 1.162-27(e)(2) of the Treasury Regulations (as may be amended from time to time). Notwithstanding the foregoing, in calculating such measures (including without limitation on a per-share basis), the Committee may, within the period described in Section 1.162-27(e)(2) (as may be amended from time to time) for a given performance period, provide that such calculation shall be made on the same basis as reflected in any report or release of the Company for a previously completed fiscal period as specified by the Committee. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(f). If grants have been made under this Section 7(f), additional grants intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code are to be made hereunder, and shareholder approval is then required by

Section 162(m), the Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders most recently approved the provisions of this Section 7(f).

(g) Acceleration Upon a Change in Control.  Notwithstanding anything contained herein to the contrary, except as provided by the Committee in an Award Agreement all restrictions and/or conditions relating to the continued performance of services and/or the achievement of performance conditions with respect to the exercisability, settlement or payment of an Award shall accelerate or lapse immediately prior to a Change in Control.

8. General Provisions.

(a) Compliance with Laws and Obligations.  The Company shall not be obligated to issue or deliver shares of Stock in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law or regulation, the rules of any national securities exchange on which the Stock is then listed, or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, rules and other obligations have been complied with in full. Certificates representing shares of Stock issued under the Plan shall be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, rules and other obligations, including without limitation any requirement that a legend or legends be placed thereon.

(b) Limitations on Transferability.  Awards and other rights under the Plan shall not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant’s death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms and conditions as then shall be permitted by the Committee.

(c) No Right to Continued Employment, Directorship or Service.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee’s employment or other person’s service at any time or with the right of the Board or shareholders to remove any director.

(d) Taxes.  The Company and any subsidiary is authorized to withhold from any Award granted or to be exercised, settled or paid, from any delivery of shares of Stock or cash in connection with an Award, from any other payment relating to an Award or from any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee shall deem necessary or desirable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(e) Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards without the consent of shareholders or Participants, except that any such action shall be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Stock is then listed, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any outstanding Award theretofore granted to him (as such rights are set forth in the Plan and the Award Agreement). The Committee may waive any conditions or rights under, or amend, modify, alter, suspend, discontinue or terminate, any outstanding Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Notwithstanding the foregoing, the Board or the Committee may take any action (including without limitation actions materially impairing or terminating outstanding Awards) (i) permitted by Section 4(c) or 6, (ii) to comply with the requirements of Section 162(m), 280G or 409A of the Code or Rule 16b-3, or (iii) to prevent a Participant who is then subject to Section 16(b) of the Exchange Act from incurring liability under that Section.

(f) No Rights to Awards; No Shareholder Rights.  No person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until shares of Stock are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(g) Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan, any Award or any Award Agreement shall give any Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, awards under any other Company plan or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee shall otherwise determine with the consent of each affected Participant.

(h) Nonexclusivity of the Plan.  Neither the adoption or amendment of the Plan by the Board nor any approval of the Plan or amendments thereto by the shareholders of the Company shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other compensatory arrangements as it shall deem necessary or desirable, including without limitation the granting of stock options or cash bonuses otherwise than under the Plan, and such arrangements may be either applicable generally or only in specified cases.

(i) No Fractional Shares.  No fractional shares of Stock shall be issued or transferred pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, awards under any other Company plan or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Sections 162(m), 280G and 409A of the Code.  It is the intent of the Company that employee Options, SARs and other Awards designated as Awards subject to Section 7(f), including without limitation designated Restricted Stock, Deferred Stock and Cash Awards, shall constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, and that all such Awards comply also, to the extent applicable, with the requirements of Section 280G and 409A of the Code. Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Section 162(m), 280G or 409A, such provision shall be construed or deemed modified to the extent necessary to conform to such requirements.

(k) Governing Law.  The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, any Award and any Award Agreement shall be determined in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws, and applicable federal law.

(l) Effective Date; Plan Termination.  The Plan shall become effective as of the date of its adoption by the Board, and shall continue in effect until terminated by the Board.

. United States Lime & Minerals, Inc. C123456789 000004 MR A SAMPLE DESIGNATION (IF ANY) ext ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 1, 2009. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and a vote FOR Proposal 2. 1. Election of Directors: 01 - T. W. Byrne 02 — R. W. Cardin 03 — A. M. Doumet 04 — W. G. Irmscher 05 — E. A. Odishaw + Mark here to vote Mark here to WITHHOLD For All EXCEPT — To withhold authority to vote for any FOR all nominees vote from all nominees nominee(s), write the name(s) of such nominee(s) below. For Against Abstain 2. Approval of the United States Lime & Minerals, Inc. Amended and Restated 2001 Long-Term Incentive Plan. In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the Annual Meeting or any adjournment thereof. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — United States Lime & Minerals, Inc. Proxy Solicited on Behalf of the Board of Directors The undersigned hereby appoints Antoine M. Doumet and Timothy W. Byrne, and either of them, proxies, with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of UNITED STATES LIME & MINERALS, INC. standing in the name of the undersigned on March 20, 2009, at the Annual Meeting of Shareholders to be held on May 1, 2009, at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas 75240, and at any adjournment thereof, and especially to vote on the item of business specified below, as more fully described in the Notice of the Annual Meeting dated April 3, 2009, and the Proxy Statement accompanying the same, the receipt of which is hereby acknowledged. You are encouraged to record your vote on the following item of business to be brought before the Annual Meeting, but you need not mark any box on this proxy card if you wish to vote in accordance with the Board of Directors’ recommendation. The proxies cannot vote your shares unless you sign, date, and return this Proxy Card. Remember, you can revoke your proxy by voting through the Internet or by telephone at a later date, by attending the Annual Meeting and voting in person, or by submitting to the Company prior to the Annual Meeting, a written notice of revocation or a later dated signed proxy card. YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. (Continued and to be signed on reverse side.)